UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 16, 2023

MOBIQUITY TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

New York	001-41117	11-3427886
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

35 Torrington Lane Shoreham, New York	11786
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (516) 246-9422

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act: Common Stock, $0.0001 par value per share; Common Stock Purchase Warrants.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Reference is made to item 8.01 for the information required by Item 5.02.

Item 8.01 Other Events

The Company announced today that it plans to have a virtual annual meeting of shareholders on May 15, 2023 with shareholders of record on the close of business on April 12, 2023 entitled to vote at the meeting. Of the several proposals to be voted upon at the annual meeting, the Company plans to submit a slate of five directors for election to the Board of Directors. The Company has already identified a candidate to replace independent director Michael A. Wright, who’s resignation was accepted by the Board effective March 16, 2023. The Board appreciates the contributions made by Mr. Wright and his leadership through the Company’s capital raising activities in late 2021 through early 2023 and listing on Nasdaq. Mr. Wright cited personal reasons for his departure. The Company believes that including new directors to the board composition will be conducive to lead the Company through its next phase of development and growth.

On March 21, 2023, the Board elected Nate Knight as an independent director to fill the vacancy resulting from Mr. Wright’s resignation and to serve as a member of the Company’s Audit Committee, Nominating Committee and Executive Compensation Committee. Nate Knight, age 72, is an accomplished business leader with over 30 years of experience as a public accountant, served as an independent director and Chief Financial Officer of United Heath Products, a publicly traded company, from 2013 to 2020. During his tenure, he brought extensive expertise and knowledge to the company's financial operations. Additionally, Mr. Knight owned and operated his own accounting business, further honing his financial acumen. Prior to joining United Heath Products, he worked as an internal auditor at Prime Alliance Bank from 2004 to 2010. Mr. Knight has been granted under the Company’s stock option plan five year vested non-statutory options to purchase 25,000 common shares at an exercise price of $.22 per share exercisable at any time after the date of grant. He will also receive the same cash consideration per month that is paid to other Board members.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: March 22, 2023	MOBIQUITY TECHNOLOGIES, INC.

By: /s/ Dean L. Julia
Dean L. Julia, Chief Executive Officer

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